SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2011

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 2.02

Results of Operations and Financial Condition.

On October 19, 2011, LCNB Corp. issued an earnings release announcing its financial results for the third quarter ended September 30, 2011.  A copy of the earnings release (Exhibit 99.1) and unaudited financial highlights (Exhibit 99.2) are attached and are furnished under this Item 2.02.

Item 8.01

Other Events.

On October 19, 2011, LCNB Corp. issued an earnings release announcing its financial results for the third quarter ended September 30, 2011.  A copy of the earnings release (Exhibit 99.1) and unaudited financial highlights (Exhibit 99.2) are attached and are furnished under this Item 8.01.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99.1

Press release dated October 19, 2011

99.2

Unaudited Financial Highlights

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: October 19, 2011	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer

Exhibit 99.1

Press Release

October 19, 2011

LCNB CORP. REPORTS FINANCIAL RESULTS FOR

THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011

LCNB Corp. (LCNB) today announced net income of $1,867,000 (total basic and diluted earnings per common share of $0.28) and $6,161,000 (total basic and diluted earnings per common share of $0.92) for the three and nine months ended September 30, 2011, respectively.  This compares to $1,989,000 (total basic and diluted earnings per common share of $0.30) and $6,953,000 (total basic and diluted earnings per common share of $1.04) for the same three and nine-month periods in 2010.

Net income from continuing operations for the three and nine months ended September 30, 2011 was $1,867,000 and $5,368,000, respectively.  This compares to $1,950,000 and $6,776,000 for the comparable periods in 2010.  Net income from discontinued operations, net of taxes, for the nine months ended September 30, 2011 was $793,000, which is a $616,000 increase from the same period in 2010.  This increase was caused by the sale of LCNB’s insurance agency subsidiary, Dakin Insurance Agency, Inc., during the first quarter 2011 and reflects the gain recognized on the sale less certain related closing costs, taxes, and a curtailment expense recognized in LCNB’s nonqualified defined benefit retirement plan due to the sale.

Net loan charge-offs for the first nine months of 2011 and 2010 totaled $876,000 and $1,694,000, respectively.  Non-accrual loans and loans past due 90 days or more and still accruing interest totaled $3,787,000 or 0.84% of total loans at September 30, 2011, compared to $4,061,000 or 0.89% of total loans at December 31, 2010.  The decrease was primarily due to the receipt of a guarantee payment on a Small Business Administration loan that had been classified as non-accrual at December 31, 2010.  Other real estate owned (which includes property acquired through foreclosure or deed-in-lieu of foreclosure and also includes property deemed to be in-substance foreclosed) and other repossessed assets totaled approximately $2,095,000 at September 30, 2011 and $2,114,000 at December 31, 2010.  The decrease is due to the sale of other repossessed assets during 2011.

Net interest income for the three months ended September 30, 2011 increased $48,000 over the comparative period in 2010 primarily due to an increase in average interest earning assets, partially offset by a decrease in the net interest margin.  Net interest income for the nine months ended September 30, 2011 decreased $29,000 from the comparative period in 2010 primarily due to a decrease in the net interest margin, partially offset by an increase in interest earning assets.

Non-interest income for the three months ended September 30, 2011 was $122,000 greater than the comparable period in 2010 primarily due to an increase in net gains from the sale of investment securities, partially offset by a decrease in net gains from the sale of mortgage loans.  Non-interest income for the nine-month period in 2011 was $358,000 less than the comparative period in 2010 primarily due to the absence in 2011 of death benefits received from bank owned life insurance during the second quarter 2010 and a decrease in net gains from the sale of mortgage loans.  These decreases were partially offset by an increase in net gains from the sale of investment securities.

Non-interest expense for the three months ended September 30, 2011 decreased $87,000 compared to the same period in 2010 primarily due to decreases in FDIC insurance premiums and foreclosed real estate write downs and holding costs, partially offset by an increase in employee salaries and benefits.  Non-interest expense for the first nine months of 2011 was $617,000 greater than the comparable period in 2010 primarily due to increases in employee salaries and benefits, partially offset by decreases in FDIC insurance premiums and on foreclosed real estate write downs and holding costs.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  LCNB Corp.’s only business is ownership of LCNB National Bank, which has 26 offices located in Warren, Butler, Montgomery, Clinton, Clermont, and Hamilton Counties, Ohio.  Additional information about LCNB Corp. and information about products and services offered by LCNB National Bank can be found on the internet at www.lcnb.com.

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties, including regulatory policy changes, interest rate fluctuations, loan demand, loan delinquencies and losses, and other risks.  Actual strategies and results in future time periods may differ materially from those currently expected.  Such forward-looking statements represent management’s judgment as of the current date.  LCNB disclaims any intent or obligation to update such forward-looking statements.   LCNB intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Exhibit 99.2

LCNB Corp. and Subsidiaries

Financial Highlights

 (Dollars in thousands, except per share amounts)

Condensed Income Statement	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Interest income	$7,976	8,472	24,205	25,606
Interest expense	1,537	2,081	4,976	6,348
Net interest income	6,439	6,391	19,229	19,258
Provision for loan losses	588	268	1,476	987
Net interest income after provision	5,851	6,123	17,753	18,271
Non-interest income	2,050	1,928	5,837	6,195
Non-interest expense	5,453	5,540	16,582	15,965
Income before income taxes	2,448	2,511	7,008	8,501
Provision for income taxes	581	561	1,640	1,725
Net income from continuing operations	1,867	1,950	5,368	6,776
Income from discontinued operations, Net of taxes	-	39	793	177
Net income	$1,867	1,989	6,161	6,953

Dividends per common share	$0.16	0.16	0.48	0.48
Basic earnings per common share:
Continuing operations	$0.28	0.29	0.80	1.01
Discontinued operations	-	0.01	0.12	0.03
Diluted earnings per common share:
Continuing operations	$0.28	0.29	0.80	1.01
Discontinued operations	-	0.01	0.12	0.03
Average shares outstanding:
Basic	6,690,963	6,687,232	6,690,157	6,687,232
Diluted	6,750,807	6,740,884	6,746,568	6,737,965

Selected Financial Ratios
Return on average assets	0.92%	1.02%	1.04%	1.22%
Return on average equity	9.71%	11.01%	11.22%	13.45%
Dividend payout ratio	57.14%	53.33%	52.17%	46.15%
Net interest margin (tax equivalent)	3.61%	3.78%	3.73%	3.94%

Selected Balance Sheet Items	September 30, 2011	December 31, 2010
Investment securities	$282,182	251,053

Loans	449,536	454,991
Less allowance for loan losses	3,241	2,641
Net loans	446,295	452,350

Total assets	808,559	760,134
Total deposits	689,697	638,539
Short-term borrowings	12,386	21,691
Long-term debt	21,718	23,120
Total shareholders’ equity	77,460	70,707

Shares outstanding at period end	6,697,402	6,689,743

Book value per share	$11.57	10.57
Equity to assets ratio	9.58%	9.30%

Assets Under Management
LCNB Corp. total assets	$808,559	760,134
Trust and investments (fair value)	219,580	223,545
Mortgage loans serviced	67,956	70,705
Business cash management	10,645	9,591
Brokerage accounts (fair value)	82,151	82,385
Total assets managed	$1,188,891	1,146,360